Exhibit
10.6B







RESOLVED FURTHER:  That, effective June 10, 1997, Section  2
(b) of the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. be amended to increase the maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time thereunder from 600,000 to 1,200,000 shares to reflect the Stock Dividend and that the number of shares of Common Stock which shall be reserved for issuance thereunder be increased to 1,200,000.